Exhibit 99.1

Contact: Garth Williams

Assistant Treasurer

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION RELEASES INFORMATION REGARDING CONTEMPLATED

ACQUISITION OF T-MOBILE BY AT&T

Boston, Massachusetts – March 21, 2011: American Tower Corporation (NYSE: AMT) today released information about its business in light of AT&T’s contemplated acquisition of T-Mobile USA, which is subject to regulatory approval. For the year ended December 31, 2010, AT&T and T-Mobile accounted for approximately 20% and 8%, respectively, of American Tower’s consolidated operating revenues. American Tower currently has separate leases for antenna space with AT&T and T-Mobile on the same site at approximately 3,100 communications sites owned or operated by American Tower. The revenue generated from T-Mobile on these sites represented approximately 4% of American Tower’s consolidated operating revenues as of December 31, 2010. The average remaining current term on the long-term lease arrangements with AT&T is between nine and ten years, and the average remaining current term on the long-term lease arrangements with T-Mobile is between five and six years.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower currently owns and operates approximately 36,000 communications sites in the United States, Brazil, Chile, Colombia, India, Mexico, Peru and South Africa. For more information about American Tower, please visit www.americantower.com.

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